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                                                                   EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/00)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 2000, indicating each jurisdiction under the laws of which it was organized:



                                            JURISDICTION OF
NAME:                                       INCORPORATION
-----                                       -------------

MAI SYSTEMS CORPORATION                     DELAWARE

Hotel Information Systems, Inc.             Delaware

CIMPRO, Inc.                                Delaware

Gaming Systems International                Nevada

MAI Canada Ltd.                             Canada

CLS Software International, Inc.            California

CLS de Mexico, S.A. de C.V.                 Mexico

Computerized Lodging Systems B.V.           Netherlands

Hotel Information Systems Ltd.              Hong Kong

Hotel Information Systems, Pte. Limited     Singapore

MAI Information Solutions Limited           United Kingdom

Boss Solutions Limited                      Hong Kong

MAI del Caribe, Inc.                        Delaware

HIS Solutions Malaysia                      Malaysia